UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 15, 2014

CESCA THERAPEUTICS INC.
(Formerly Known As ThermoGenesis Corp.)
 (Exact name of registrant as specified in its charter)

Delaware	000-16375	94-3018487
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2711 Citrus Road
Rancho Cordova, California  95742
(Address and telephone number of principal executive offices) (Zip Code)

(916) 858-5100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On May 15, 2014, Cesca Therapeutics Inc. issued a press release announcing its results of operations and financial condition for the quarter ended March 31, 2014.  The full text of the press release is set forth in Exhibit 99.1 attached to this report.

This press release includes adjusted EBITDA, which is a financial measure that is not determined in accordance with United States generally accepted accounting principles “U.S. GAAP”.  Adjusted EBITDA represents income (loss) from operations excluding amounts for depreciation and amortization, stock-based compensation expense and gain on sale of product line. Adjusted EBITDA should not be considered in isolation or as a substitute for net income (loss) as a measure of performance.  A reconciliation to the comparable GAAP measure is provided in the accompanying financial summaries.

Item 9.01 Financial Statements and Exhibits

99.1 Press release dated May 15, 2014, titled “Cesca Therapeutics Reports Third Quarter Fiscal Year 2014 Results; Company Completes Acquisition of TotipotentRX and Reports Significant Clinical Milestones.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CESCA THERAPEUTICS INC.,
a Delaware Corporation

Dated: May 15, 2014	/s/ Dan T. Bessey
Dan. T. Bessey
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release dated May 15, 2014, titled “Cesca Therapeutics Reports Third Quarter Fiscal Year 2014 Results; Company Completes Acquisition of TotipotentRX and Reports Significant Clinical Milestones.”